Exhibit 10.2

Industrial Plant Lease Contract

Lessor (Party A): Fang Deming

Address: Unit 309, Building 2, Zizhuyuan, No. 56 Jinhe Road, Cangshan District, Fuzhou

Lessee (Party B): Fuzhou Yukai Trading Co., Ltd.

Address: Room 909-911, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou

Pursuant to the Contract Law of the People's Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of “equality, free will, honesty, and good faith”, have reached an agreement with respect to the lease and use of the following plant and hereby execute this Contract through friendly negotiation.

Chapter I       Attribute of the Subject Matter

Article 1: The Plant is located on the upper floor of Plant No. 39, No. 618 Jinshan Avenue, Jinshan Industrial Zone, Fuzhou. The leased area is 1,000 square meters, and Party B leases 800 square meters (including the public apportioned area). Party B shall use the Plant as a warehouse.

Article 2: The ownership of the Plant shall be owned by Party A, who has the legal property right of the leased property (see Appendix 1 - Property Ownership Certificate), and has the independent right to the income and management of the Plant.

Chapter 2       Lease Term, Rent and Other Expenses of the Plant

Article 3: Lease Term:

3.1 The parties agree that the term of use shall be two years: The period from January 2, 2023 to January 14, 2023 shall be the rent-free period. The lease commencement date shall be January 15, 2023.

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Article 4 Lease Fee and Other Expenses

4.1 The parties agree that the rent for the period from January 15, 2023 to January 14, 2024 shall be CNY 30 per square meter per month, totaling CNY 24,000, and the taxes and fees payable for invoicing shall be borne by Party B, and that the rent for the period from January 15, 2024 to January 14, 2025 shall be CNY 31.50 per square meter per month, totaling CNY 25,200, and the taxes and fees payable for invoicing shall be borne by Party B.

4.2 The lease fee shall be paid by bank card transfer on a monthly basis. Party B shall pay the rent for the next month before the 15th day of each month. Account Name: Fang Deming. Account-holding Bank: Bank of Communications Jinshan Sub-branch. Card Number: 6222620720000235744.

4.3 The parties agree that the deposit shall be two months' rent, namely, CNY 48,000 (in words: CNY Forty-eight Thousand). This Contract shall come into force upon Party B's payment of the first month's rent. Party A shall, on the effective date of this Contract, provide Party B with the delivery list (water, electricity and keys). Upon expiration of the lease term, Party A shall return to Party B the lease security deposit without interest within five working days after Party B has paid to Party A all the rent payable and all expenses incurred during the lease term and assumed the responsibilities stipulated herein such as returning the leased property to Party A in accordance with the provisions of this Contract.

4.4 During the lease term, Party B shall pay Party A the water, electricity and property management fees based on the actual usage and consumption. The charging standard shall be CNY 1 per square meter for property management fee, CNY 5 per ton for water and CNY 0.98 per kWh for electricity.

4.5 During the lease term, Party B shall not assume any economic dispute left over by Party A (including workers' wages, water bills, electricity bills, property management fees, etc.).

Chapter III Property Management and Property Protection

Article 5: Management of the Plant, Ancillary Site, and Ancillary Facilities and Equipment, and Party Liable for Costs and Fees

5.1 During the term of this Contract, Party B shall be independently responsible for the safety, fire prevention, and theft prevention of the Plant, and Party B shall strictly implement the fire safety regulations.

5.2 During the lease term, Party B shall be responsible for the expenses related to the daily maintenance of the Plant and repair after damage thereof.

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5.3 During the lease term, Party B shall pay Party A a property management fee of CNY One per square meter of the leased area.

5.4 After the dissolution or termination of this Contract, Party B shall return to Party A the whole Plant and ancillary facilities and equipment. Party B shall be responsible for repairing any damage due to reasons attributable to Party B. If the damage is beyond repair, Party B may choose to compensate Party A at the market purchase price.

5.5 At the time of delivery of the Leased Plant, Party A shall ensure that the Plant's power distribution room, illuminating lines and water supply system of each floor can be normally used, and the two parties shall affix their signatures and seals to the Delivery Receipt.

5.6 Party B shall not arbitrarily change the main structure, bearing structure, fire-fighting facilities and illuminating lines of the Plant during the secondary maintenance, otherwise Party A shall be entitled to require Party B to restore the Plant to its original condition.

5.7 If Party B needs to place any billboard on or around the main body of the Leased Plant, it shall obtain the consent of Party A and complete the approval procedures with the government departments, with the costs arising therefrom to be borne by Party B.

5.8 Party B is not allowed to park on the pavement paved with checkered bricks in front of the leased property; otherwise, all consequences arising from violation shall be at Party B’s risk. Both Party A and Party B shall take care of the lawn. The boundary between east and west ends shall be flush with the leased property, and Party B shall not occupy other people's place.

Article 6: Property Insurance and Compensation Guarantee

Party A and Party B shall strictly perform their duties agreed herein. If either party causes property losses to the other party due to poor management or other faults, the responsible party shall take the responsibility for compensation to the other party.

Chapter 4       Early Termination or Extension of the Contract Term

Article 7: During the term of this Contract, Party A shall not terminate this Contract in advance unless it is terminated in accordance with provisions hereof, or Party A's Plant is affected by force majeure factors such as national policies or government reasons, causing the subsequent performance of this Contract impossible.

Article 8: In the event that the Plant becomes damaged or unavailable for normal use as a result of the earthquake, fire, tsunami, typhoon, war, turmoil, etc., Party A shall be responsible for repairing and rebuilding the Plant as soon as possible. During the repair period of the Plant, Party B shall be exempt from paying rent and the rent shall be calculated after the Plant is repaired and available for normal use. Party B may also request a corresponding extension of the contract term.

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Article 9: Upon the expiration of the lease term, Party B shall have the right of first refusal under the same conditions.

Article 10: During the lease term, if Party A transfers the property ownership to a third party, it shall ensure that this Contract remains in force for the new property owner before it can be transferred. After the transfer, the new property owner shall become Party A to this Contract as a matter of course and exercise the rights and obligations of Party A under this Contract. If Party A sells the premises, it shall notify Party B two months in advance, and Party B shall have the right of first refusal to the Plant under the same conditions.

Article 11: Under any of the following circumstances, Party A shall have the right to terminate this Contract in advance by giving a written notice to Party B and retain the rent and deposit paid by Party B.

11.1 Party B is tardy in payment of the plant rent, water, electricity, and property management fees for more than seven days in total.

11.2 Party B uses the Plant for illegal activities, which seriously damages public interests, and is punished by the government administrative department for suspension of business for more than one month.

11.3 During the lease term, Party B shall not sublease, or sublease in a disguised way, the leased property hereunder.

Chapter 5       Liability for Breach of Contract

Article 12: Party A's Liability for Breach of Contract:

12.1 If Party B is unable to use the Plant (except for electricity consumption) due to reasons attributable to Party A, Party B may suspend the payment of the lease fee until Party A has fulfilled the above obligations. If Party B is unable to use the Plant for more than 30 days due to such reasons, Party B shall be entitled to terminate this Contract, and Party A shall refund to Party B the lease security deposit and the remaining rent already collected and compensate Party B for two months’ rent for the same period.

12.2 After this Contract takes effect, if Party A requests the early termination of this Contract, it shall notify Party B in writing two months in advance and obtain Party B's consent. In addition, Party A shall compensate Party B for two months’ rent for the same period, and refund the lease security deposit and the remaining rent. Without the consent of Party B, neither party shall terminate the Contract in advance.

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Article 13: Party B's Liability for Breach of Contract

13.1 If Party B is tardy in payment of the rent and other fees as agreed for more than seven days, Party A may choose to terminate the Contract in advance without refunding the deposit, and Party B shall pay all the rent owed.

13.2 After this Contract takes effect, if Party B requests the early termination of this Contract, it shall notify Party A in writing two months in advance and obtain Party A's consent. Party B shall restore the Plant to its original condition, and Party A may not refund the deposit, but shall refund the remaining rent. Without the consent of Party A, neither party shall terminate the Contract in advance.

Chapter 6       Exemptions

Article 14: Exemptions

14.1 During the lease term, if the Plant of the Lessor (Party A) is affected by force majeure factors such as national policies or government reasons, causing the subsequent performance of this Contract impossible, the Contract shall be unconditionally terminated. The Lessor (Party A) shall not be held liable for any economic loss.

14.2 During the lease term, the Lessee (Party B) shall be the actual manager of the premises and the responsibility for all safety accidents occurring in the premises shall be borne by the Lessee, without involving the Lessor. The Lessor shall not be liable for such accidents, including but not limited to throwing objects in high building, improper use of water, electricity and natural gas, and personal injury to the Lessee caused by falling in the Plant. The responsibility related thereto shall be assumed by the Lessee, without involving the Lessor.

Chapter 7       Other Agreements

Article 15: Any disputes arising from the performance of this Contract shall be settled by the two parties through friendly negotiation. If such negotiation fails, the dispute shall be settled by filing a lawsuit according to law with Fuzhou Cangshan District People's Court.

Article 16: This Contract is made out in two counterparts, with Party A and Party B holding one counterpart each. This Contract shall come into force on the date when the two parties affix their signatures or seals hereto. For any matters not covered herein, Party A and Party B may execute a supplementary agreement through negotiation. (The remainder of this page is intentionally left blank. It is the signature page.)

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(The remainder of this page is intentionally left blank. It is the signature page for the Industrial Plant Lease Contract)

Lessor (Party A): Fang Deming [signature]	Lessee (Party B):

Legal Representative:

Signed on: January 2, 2023

Appendix 1: Copy of the Property Ownership Certificate;

Appendix 2: Copy of Party A’s Resident Identity Card

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